LOCK-UP ESCROW AGREEMENT

This LOCK-UP ESCROW AGREEMENT (this “Agreement”) is made as of __________, 2012, by and among the undersigned person or entity (each, a “Restricted Holder” and collectively, the “Restricted Holders”), Eastern Resources, Inc., a Delaware corporation (the “Company”), and Gottbetter & Partners, LLP, as escrow agent (the “Escrow Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Lock-Up Agreement (as defined herein).

WHEREAS, pursuant to that certain Lock-Up Agreement, dated as of __________, 2012 (the “Lock-Up Agreement”), by and between each Restricted Holder and the Company, the Restricted Holder agreed that forty percent (40%) of the free trading shares of common stock of the Company owned by such Restricted Holder immediately prior to the closing of the Merger (the “Restricted Securities”) shall be subject to certain restrictions on Disposition during the period of twelve (12) months immediately following the closing date of the Merger (the “Restricted Period”), all as more fully set forth therein;

WHEREAS, the Lock-Up Agreement provides that an escrow account be established to hold the Restricted Securities until the termination of the Restricted Period; and

WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Escrow.

(a)          Escrow of Restricted Securities. As soon as practicable following the execution of this Agreement, upon issuance, the Restricted Holders shall deposit with the Escrow Agent certificates representing an aggregate of [__________] shares of common stock, par value $0.001 per share, of the Company (the “Escrow Shares”), as determined pursuant to the Lock-Up Agreement, issued in the names of the Restricted Holders, as set forth on Schedule A attached hereto. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to hold the Escrow Shares in an escrow account (the “Escrow Account”), subject to the terms and conditions of this Agreement.

(b)          Dividends, Etc. Any securities distributed in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall be considered Escrow Shares for purposes hereof. Any cash dividends or property (other than securities) distributed in respect of the Escrow Shares shall promptly be distributed by the Escrow Agent to the Restricted Holders in accordance with Section 2(b) hereof in direct proportion to the number of Escrow Shares delivered on behalf of each such Restricted Holder.

(c)          Voting of Shares. Each Restricted Holder has the right to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to such Restricted Holder’s Escrow Shares, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares.

(d)          Transferability. The respective interests of each Restricted Holder in the Escrow Shares shall not be assignable or transferable, other than by operation of law or as provided in the Lock-Up Agreement. Notice of any such assignment or transfer shall be given to the Escrow Agent and the Company, and no such assignment or transfer shall be valid until such notice is given.

2.            Distribution of Escrow Shares.

(a)          The Escrow Agent shall distribute the Escrow Shares only in accordance with (i) a written instruction delivered to the Escrow Agent that is executed by the Company that instructs the Escrow Agent as to the distribution of the Escrow Shares, or (ii) an order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by the Company that instructs the Escrow Agent as to the distribution of the Escrow Shares. Pursuant to Section 2 of the Lock-Up Agreement, upon the termination of the Restricted Period, the Escrow Agent shall, automatically, without any notice required, return to the Restricted Holders all of the Escrow Shares then held in escrow in accordance with Section 2(c) hereof in direct proportion to the number of Escrow Shares delivered on behalf of each such Restricted Holder.

(b)          Distributions of Escrow Shares to the Restricted Holders shall be made by mailing certificates to each such Restricted Holder at such Restricted Holder’s respective address shown on the books of the Company.

3.            Fees and Expenses of Escrow Agent. The Company shall pay the Escrow Agent a fee of $2,500 for the services to be rendered by the Escrow Agent hereunder.

4.            Limitation of Escrow Agent’s Liability.

(a)          The Escrow Agent shall have no liability or obligation with respect to the Escrow Shares except for the Escrow Agent’s willful misconduct or gross negligence. The Escrow Agent’s sole responsibility shall be for the safekeeping and distribution of the Escrow Shares in accordance with the terms of this Agreement. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and conform to the provisions of this Agreement. In no event shall the Escrow Agent be liable for incidental, indirect, special, and consequential or punitive damages. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Shares, any account in which the funds are deposited, this Agreement or the Lock-Up Agreement, or to appear in, prosecute or defend any such legal action or proceeding. The Escrow Agent may consult legal counsel selected by it in any event of any dispute or question as to construction of any of the provisions hereof or of any other agreement or its duties hereunder, or relating to any dispute involving any party hereto, and shall incur no liability and shall be fully indemnified from any liability whatsoever in acting in accordance with the opinion or instructions of such counsel. The Company and the Restricted Holders shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel as stated in the prior sentence, except in the event of gross negligence or willful misconduct by the Escrow Agent to the extent if found in a final judgment by a court of competent jurisdiction.

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(b)          The Escrow Agent is hereby authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Shares, without determination by the Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Shares is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in any case any order judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it to be binding upon it, without the need for appeal or other action; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

(c)          From and at all times after the date of this Agreement, the Company and the Restricted Holders, jointly and severally, shall, to the fullest extent permitted by law and to the extent provided herein, indemnify and hold harmless the Escrow Agent and each partner, director, officer, employee, attorney, agent and affiliate of the Escrow Agent (collectively, the “Indemnified Parties”) against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorney’s fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action, or proceeding (including any inquiry or investigation) by any person, including without limitation the parties to this Agreement, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transaction contemplated herein, whether or not any such Indemnified Party is a party to any such action or proceeding, suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the parties under this section shall survive any termination of this Agreement, and resignation or removal of Escrow Agent shall be independent of any obligation of Escrow Agent.

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(d)          If at any time, there shall exist any dispute with respect to holding or disposition of any portion of the Escrow Shares or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Shares or the Escrow Agent’s proper actions with respect to its obligations hereunder, or if the Company has not within thirty (30) days of the furnishing by the Escrow Agent of a notice of resignation pursuant to the notice provisions hereof, appointed a successor Escrow Agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

(i)          suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor Escrow Agent shall be appointed (as the case may be); provided, however, the Escrow Agent shall continue to hold the Escrow Shares in accordance with the terms hereof; or

(ii)         petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in any venue convenient to the Escrow Agent, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all securities and all funds held by it in the Escrow Account, after deduction and payment to the Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by Escrow Agent in connection with performance of its duties and the exercise of its rights hereunder.

(e)          The Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days’ prior written notice to the Company or may be removed, with or without cause, by the Company by furnishing a written direction to the Escrow Agent, at any time by the giving of ten (10) days’ prior written notice to the Escrow Agent as provided herein below. Upon any such notice of resignation or removal, the Company shall appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $10,000,000.00. Upon the acceptance in writing of any appointment of an escrow agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as escrow agent hereunder prior to such succession. After any retiring Escrow Agent’s resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was escrow agent under this Agreement. The retiring Escrow Agent shall transmit all records pertaining to the Escrow Shares and shall deliver all securities and all funds held by it in the Escrow Account to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable and after deduction and payment to the retiring Escrow Agent of all fees and expenses (including court costs and attorneys’ fees) payable to, incurred by, or expected to be incurred by the retiring Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.

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5.            Termination. This Agreement shall terminate upon the distribution by the Escrow Agent of all of the Escrow Shares in accordance with this Agreement; provided that the provisions of Section 4 shall survive such termination.

6.            Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company:

Eastern Resources, Inc.

1610 Wynkoop Street, Suite 400

Denver, CO 80202

Attn: Patrick W. M. Imeson, Chairman

Facsimile: __________

with a copy to (which shall not constitute notice hereunder):

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY 10022

Attn: Adam S. Gottbetter, Esq.

Facsimile: (212) 400-6901

If to a Restricted Holder, at such Restricted Holder’s respective address shown on the books of the Company.

If to the Escrow Agent:

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY 10022

Attn: Adam S. Gottbetter, Esq.

Facsimile: (212) 400-6901

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

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7.            General.

(a)          Applicable Law; Jurisdiction. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. In any action between or among any of the parties arising out of this Agreement, (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts having jurisdiction over New York County, New York; (ii) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court having jurisdiction over New York County, New York; (iii) each of the parties irrevocably waives the right to trial by jury; and (iv) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such party is to receive notice in accordance with this Agreement.

(b)          Entire Agreement. Except for those provisions of the Lock-Up Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

(c)          Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

(d)          Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(e)          Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company, the Escrow Agent and the Restricted Holders.

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(f)          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

(g)          Acknowledgement and Waiver of Conflict. The parties hereby acknowledge that the Escrow Agent has represented the Company in connection with the Merger. The Company and the Restricted Holders hereby waive any conflict of interest arising by virtue of the Escrow Agent’s representation of the Company, and hereby agree to acknowledge and approve the taking of any action by the Escrow Agent reasonably necessary to protect and preserve its rights under this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have duly executed this Lock-Up Escrow Agreement as of the day and year first above written.

EASTERN RESOURCES, INC.

By:
Name:	Thomas H. Hanna, Jr.
Title:	Chief Executive Officer

GOTTBETTER & PARTNERS, LLP

By:
Name:	Adam S. Gottbetter
Title:	Managing Partner

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lock-Up Escrow Agreement as of the date first set forth above.

RESTRICTED HOLDER:

[ ]

By:
Its:

Address: __________________________________________

Fax: (_____) _______________________________________

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SCHEDULE A

ESCROW SHARES

RESTRICTED HOLDER NAME AND ADDRESS	CERTIFICATE NUMBER	NUMBER OF ESCROW SHARES

NAME ADDRESS ADDRESS

NAME ADDRESS ADDRESS

NAME ADDRESS ADDRESS

NAME ADDRESS ADDRESS

NAME ADDRESS ADDRESS

NAME ADDRESS ADDRESS

NAME ADDRESS ADDRESS
____________________

TOTAL